SAM Global Securities Limited

Index to Financial Statements

Pages

Report of Independent Auditor

2

Statements of Income for the years ended March 31, 2006, 2007 and 2008

3

Balance Sheets as of March 31, 2007 and 2008

4

Statements of Cash Flows for the years ended March 31, 2006, 2007 and 2008

6

Statements of Changes in Shareholders’ Equity for the years ended March 31,

2006, 2007 and 2008

8

Notes to Financial Statements

9

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SAM Global Securities Limited:

In our opinion, the accompanying balance sheets and the related statements of income, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of SAM Global Securities Limited at March 31, 2007 and 2008 and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Price Waterhouse

Gurgaon, India

July 2, 2008

SAM Global Securities Limited

 Statements of Income

For the year ended March 31, (Rs. in thousands, except per share data)	2006	2007	2008	2008 Convenience translation into US$ (unaudited)
Revenues:
Commission income	199,162	210,190	327,882	8,193
Proprietary trading, net	70,991	172,954	487,316	12,177
Distribution income, net	309	89	-	-
Interest and dividends	3,989	8,230	24,032	600
Total revenues	274,451	391,463	839,230	20,970
Expenses:
Exchange, clearing and brokerage fees	128,558	105,576	305,608	7,636
Employee compensation and benefits	17,394	34,512	62,421	1,560
Information and communication	18,061	25,005	12,713	318
Advertisement expenses	13,929	15,129	16,458	411
Depreciation and amortization	4,804	7,065	10,405	260
Interest expense	2,142	3,058	9,045	226
General and administrative expenses	12,330	15,383	40,652	1,016
Total expenses	197,218	205,728	457,302	11,427
Gain on sale of shares in exchange	-	-	26,265	656
Earnings before income taxes	77,233	185,735	408,193	10,199
Income taxes	24,289	56,109	151,792	3,792
Earnings after taxes	52,944	129,626	256,401	6,407
Share in profits of equity investee	-	-	614	15
Earnings before extraordinary gain	52,944	129,626	257,015	6,422
Share in extraordinary gain of equity investee	-	6,592	-	-
Net income	52,944	136,218	257,015	6,422
Earnings per share:
Basic and diluted: Earnings before extraordinary gain	5.29	12.96	24.87	0.62
Basic and diluted: Extraordinary gain	-	0.66	-	-
Basic and diluted: Net income	5.29	13.62	24.87	0.62
Weighted average number of shares used to compute basic and diluted earnings per share	10,000,057	10,000,057	10,335,663	10,335,663

                                                                The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Balance Sheets

As of March 31, (Rs. in thousands)	2007	2008	2008 Convenience translation into US$ (unaudited)
Assets
Cash and cash equivalents	18,074	42,226	1,056
Receivables from exchange and clearing organizations (net of allowance for doubtful debts of Rs. Nil in 2007 and Rs. Nil in 2008)	15,751	56,004	1,399
Receivables from customers (net of allowance for doubtful debts of Rs. Nil in 2007 and Rs. 2,500 in 2008)	259,777	327,163	8,175
Due from related parties	67,087	612,827	15,313
Securities owned:
Marketable, at market value	79	10,048	251
Not readily marketable, at estimated fair value	1,000	25,000	625
Investments	10,631	11,245	281
Deposits with clearing organizations and others	153,100	188,780	4,717
Membership in exchanges owned, at cost (market value of Rs. 52,000 in 2007 and Rs. 4,560 in 2008)	23,210	2,036	51
Property and equipment (net of accumulated depreciation of Rs. 11,832 in 2007 and Rs.18,992 in 2008)	10,584	45,150	1,128
Intangible assets (net of accumulated amortization of Rs. 3,297 in 2007 and Rs. 6,309 in 2008)	4,648	6,180	154
Deferred taxes, net	-	1,803	45
Other assets	14,027	84,395	2,109
Total Assets	577,968	1,412,857	35,304

Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	-	9,753	244
Payable to customers	209,232	453,440	11,330
Due to related parties	341	17,237	431
Derivatives held for trading	275	9,370	234
Accounts payable, accrued expenses and other liabilities	3,551	29,788	744
Overdraft facilities balances	54,627	74,296	1,857
Deferred taxes, net	1,820	-	-
Total Liabilities	269,846	593,884	14,840
Commitments and contingencies (Note 28)

                                                                The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Balance Sheets

As of March 31, (Rs. in thousands)	2007	2008	2008 Convenience translation into US$ (unaudited)
Shareholders' Equity
Common Stock
(10,010,000 and 13,010,000 equity shares authorized as on March 31, 2007 and 2008; 10,000,057 and 11,730,083 equity shares issued and outstanding as of March 31, 2007 and 2008; par value Rs. 10)	100,001	117,301	2,931
Additional paid in capital	-	236,535	5,911
Retained earnings	208,121	465,137	11,622
Total Shareholders' Equity	308,122	818,973	20,464
Total Liabilities and Shareholders' Equity	577,968	1,412,857	35,304

                                                                The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Statements of Cash Flows

For the year ended March 31, (Rs. in thousands)	2006	2007	2008	2008 Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net Profit	52,944	136,218	257,015	6,422
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	4,804	7,065	10,405	260
Gain on sale of shares in exchange			(26,265)	(656)
Deferred tax expense / (benefit)	6,056	(4,414)	(3,623)	(91)
Extraordinary gain	-	(6,592)	-	-
Share in Profit of equity investee	-	-	(614)	(15)
Fair value (gain) / loss on trading securities	(1,321)	611	1,934	48
Provision for doubtful debts	-	-	2,500	62
Provision for gratuity	337	303	1,071	27
Gain on sale of property and equipments	-	-	(73)	(2)
Changes in assets and liabilities:
Receivables from exchange and clearing organizations	(102)	(14,738)	(40,253)	(1,006)
Receivables from customers	18,620	(162,473)	(69,886)	(1,746)
Due from related parties	(6,350)	(60,737)	(545,740)	(13,637)
Due to related parties	(11,564)	(4,121)	16,896	422
Securities owned	(10,926)	17,827	(35,903)	(897)
Derivatives held for trading	-	275	9,095	227
Deposits with clearing organizations and others	(97,649)	(19,900)	(35,680)	(891)
Membership in exchanges	(10)	-	-	-
Other assets	(1,942)	(7,573)	(70,368)	(1,758)
Payable to broker-dealers and clearing organizations	(327)	(264)	9,753	244
Payable to customers	(8,849)	121,306	244,207	6,102
Accrued expenses	(1,343)	1,792	25,166	629
Net cash provided/(used) by operating activities	(57,622)	4,585	(250,363)	(6,256)

Cash flows from investing activities
Purchase of property and equipment	(8,645)	(4,513)	(42,209)	(1,055)
Proceeds from sale of property and equipment	-	-	323	8
Purchase of investments	-	(216)	-	-
Proceed from sale of shares in exchange	-	-	47,440	1,186
Acquisition of intangible assets	(3,655)	(2,771)	(4,544)	(113)
Net cash used in investing activities	(12,300)	(7,500)	1,010	26

                                                                The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Statements of Cash Flows

For the year ended March 31, (Rs. in thousands)	2006	2007	2008	2007 Convenience translation into US$ (unaudited)
Cash flows from financing activities
Net movement in overdraft facilities balances	42,973	11,250	19,670	491
Proceeds from issue of share capital, net of incremental costs	-	-	253,835	6,343
Net cash provided by financing activities	42,973	11,250	273,505	6,834

Net (decrease) / increase in cash and cash equivalents during the year	(26,949)	8,335	24,152	604
Add : Balance as of beginning of the year	36,688	9,739	18,074	452
Balance as of end of the year	9,739	18,074	42,226	1,056

                                                                Supplemental cash flow information:

Year ended March 31,	2006	2007	2008	2008 US $
Income taxes paid	19,575	51,130	313,097	7,824
Interest paid	2,142	3,058	9,045	226

                                                                The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

 Statements of Changes in Shareholders’ Equity

(Rs. in thousands)	Common Stock		Additional Paid in Capital	Retained earnings	Total
	Shares	Par value
Balance as of April 1, 2005	10,000,057	100,001	-	18,958	118,959
Net income for the year				52,944	52,944
Balance as of March 31, 2006	10,000,057	100,001	-	71,902	171,903
Net income for the year				136,218	136,218
Balance as of March 31, 2007	10,000,057	100,001	-	208,122	308,123
Issuance of common shares	1,730,026	17,300	236,535	-	253,835
Net income for the year	-	-	-	257,015	257,015
Balance as of March 31, 2008	11,730,083	117,301	236,535	465,137	818,973
Balance as of March 31, 2008 Convenience translation into US$ (unaudited)	11,730,083	2,931	5,911	11,622	20,464

                                                                The accompanying notes are an integral part of these financial statements

SAM Global Securities Limited

Notes to Financial Statements

(Rs. in thousands, except per share data)

1.

Description of Business

SAM Global Securities Limited (the “Company” or “SAM Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market and trading and clearing member in the futures and options market. The Company provides depository participant services through Central Depository Services (India) Limited. The Company’s shares are listed on the Guwahati Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet clients needs including brokerage services, clearing member services and depository services.

2.

Summary of Significant Accounting Policies

Basis of preparation

The financial statements include the accounts of SAM Global Securities Limited and its equity affiliates. All significant intercompany transactions have been eliminated. The Company accounts for investments in entities that are not variable interest entities where the Company owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Company’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Company is under no guaranteed obligation or otherwise committed to provide further financial support.

The Company consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control. There were no such investments during the periods presented.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the  financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). Indian rupee is the functional currency for the Company and its affiliates. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2008 have been translated into U.S. dollars (“US$”) at US$1.00 = Rs. 40.02 based on the noon buying rate on March 31, 2008 by the  Federal Reserve Bank of New York. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Company when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Company are recorded on a trade date basis. Proprietary trading revenue also includes market development fees which is earned for the efforts of the Company for development of securities market. Market development fee is recognized on an accrual basis when the right to receive is established.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. The Company reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Company earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Company’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis. Changes in fair value of securities (unrealized gains and losses) are recognized as proprietary transactions revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Company evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment.  Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Company’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers, Exchange and Clearing Organisations Receivables and Payables

Amounts due from and due to other broker-dealers, exchange and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectibility and possible write-off. The Company manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Company are originally carried at cost. Adjustments to carrying value are made if the Company determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the company owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Company consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Company’s knowledge and judgment of the securities market as a whole.

Advertising Costs

The Company expenses all advertising costs as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Company’s monthly contributions are charged to income in the period they are incurred.

The Company has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Company has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Company.

The Company provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Company’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2008, was equal to the Company’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the year.  The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109 (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 became effective beginning April 1, 2007 for us. The adoption of FIN 48 did not result in a cumulative effect adjustment to retained earnings as of April 1, 2007.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The Company is in the process of evaluating the impact SFAS 157 will have on the financial statements.

In February 2007, the FASB issued FASB Statement 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 allows the company to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The Company in the process of evaluating the impact SFAS 159 will have on the Company’s financial statements.

In April 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FIN No. 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007 which is fiscal year commencing April 1, 2008 for us with early adoption permitted. The Company in the process of evaluating the impact  FSP FIN 39-1 will have on the Company’s financial statements.

In June 2007, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). The intent of SOP 07-1 is to clarify which entities are within the scope of the AICPA Audit and Accounting Guide, Investment Companies (the “Guide”). Financial Accounting Standards Board (“FASB”) has agreed to propose an indefinite delay of the effective dates of SOP 07-1. The Company in the process of evaluating the impact SOP 07-1 will have on the Company’s financial statements.

In December 2007, FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51 (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement requires the recognition of a non-controlling interest as equity in the consolidated financial statements and separate from the parent’s equity. Purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. The company will be required to adopt this new Statement prospectively to all non-controlling interest, including any that arose before the effective date, for fiscal years, beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited. The Company in the process of evaluating the impact SFAS 160 will have on the Company’s financial statements.

In December 2007, FASB issued SFAS No. 141 (Revised 2007), Business Combinations (SFAS 141R). This Statement replaces SFAS No. 141, Business Combinations. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed including contingencies and non-controlling interest in the acquiree, at the acquisition date, measured at their fair value, with limited exceptions specified in the statement. In a business combination achieved in stages, this Statement requires the acquirer to recognize the identifiable assets and liabilities as well as the non-controlling interest in the acquiree at full amounts of their fair values. This Statement requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. The company will be required to apply this new Statement prospectively to business combinations consummated in fiscal years beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires enhanced disclosures on derivative and hedging activities by requiring objectives to be disclosed for using derivative instruments in terms of underlying risk and accounting designation. This Statement requires disclosures on the need of using derivative instruments, accounting of derivative instruments and related hedged items, if any, under SFAS 133 and effect of such instruments and related hedge items, if any, on the financial position, financial performance and cash flows. The company will be required to adopt this new Statement prospectively, for fiscal years beginning after November 15, 2008 which is fiscal year commencing April 1, 2009 for us. The Company in the process of evaluating the impact SFAS 161 will have on the Company’s financial statements.

3.

Deposits with Clearing Organizations and Others

SAM Global is a member of clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Company also maintains deposits with its bankers as margin for credit facilities availed.

4.

Receivables from Exchange and Clearing Organizations

As of March 31,	2007	2008	2008
			US $
Receivable from clearing organizations and exchange	15,751	56,004	1,399
Total	15,751	56,004	1,399

5.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2007	2008	2008
			US $
Equity shares	79	10,048	251
Total	79	10,048	251

Securities consist of trading securities at fair value, as follows:

As of March 31,	2007	2008	2008
			US $
Equity shares	1,000	25,000	625
Total	1,000	25,000	625

6.

Derivatives Held for Trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2007	2008	2008
			US $
Exchange traded derivatives held for trading	275	9,370	234
Total	275	9,370	234

7.

Other Assets

Other assets consist of:

As of March 31,	2007	2008	2008 US $
Security deposits paid	394	6,317	158
Advance tax, net	10,894	62,083	1,552
Prepaid expenses	1,517	3,251	81
Interest accrued but not due	1,102	1,633	41
Employee receivables	120	249	6
Advances to suppliers	-	10,862	271
Total	14,027	84,395	2,109

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax, net off amount of provision for income tax.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, satellite link charges, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for electricity connections and assets taken on operating lease.

Advances to suppliers primarily includes amount paid as advance against advertisement expenses.

8.

Property and Equipment

Property and equipment consist of:

As of March 31,	2007	2008	2008 US $
Building	1,620	1,620	40
Equipment	2,034	7,551	189
Furniture and fixtures	505	18,786	469
Computer hardware	15,668	33,202	830
Vehicle	2,589	2,983	75
Total property and equipment	22,416	64,142	1,603
Less: Accumulated depreciation	11,832	18,992	475
Total property and equipment, net	10,584	45,150	1,128

Depreciation expense amounted to Rs. 3,754, Rs. 5,022 and Rs. 7,393 for the years ended March 31, 2006, 2007 and 2008 respectively.

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were Rs. 1,971 and Rs. 8,174 as of March 31, 2007 and 2008.

9.

Intangible Assets

As of March 31,	2007	2008	2008 US $
Intangible assets subject to amortization
Software	7,945	12,489	312
Total intangible assets	7,945	12,489	312
Less: Accumulated amortization	3,297	6,309	158
Total intangible assets, net	4,648	6,180	154

Intangible assets consist of:

Amortization expense amounted to Rs. 1,050, Rs.2, 043 and Rs. 3,012 for the years ended March 31, 2006, 2007 and 2008 respectively.

The expected future annual amortization expense of intangible asset is as follows:

For the year ended March 31,
2009	3,113
2010	2,120
2011	947

10.

Overdraft Facilities

The Company’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 54,627 and Rs. 74,296 at average effective interest rates of 12.7% and 12.5%, as of March 31, 2007 and March 31, 2008, respectively. Deposits have been placed by the Company with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”. Refer note 21 for assets pledged as collateral.

11.

Net Capital Requirements

SAM Global is subject to regulations of Securities and Exchange Board of India (“SEBI”) and BSE, which specifies minimum net capital requirements. The company is required to maintain net capital of Rs. 30,000. As the Company is operating in India, the net capital for these purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in India. The Company submits periodic reports to the regulators. As of March 31, 2007 and 2008, the net capital as calculated in the periodic reports is mentioned below, which was in excess of its net capital requirement.

As of March 31,	2007	2008	2008 US $
Margin trading	261,329	484,736	12,112
Futures and options	284,540	457,484	11,431
Capital market	293,826	784,906	19,612

12.

Exchange, Clearing and Brokerage fees

As per regulations in India, specified securities transactions are liable for securities transaction tax (“STT”). The securities transactions tax in respect of proprietary trading amounted to Rs. 14,295, Rs. 55,463 and Rs. 256,542 for the years ended March 31, 2006, 2007 and 2008 respectively. Under the Indian Income Tax Act, the Company can set-off the amount paid for STT towards its liability for taxes on income arising from taxable securities transactions. STT which cannot be set off against taxes on income is charged to expense. STT charged to expense amounted to Rs. Nil, Rs. 813 and Rs. 109,545 for the years ended March 31, 2006, 2007 and 2008 respectively.  With effect from April 1, 2008 the income tax provision related to STT has been amended. The STT will be treated as an expense and will be deducted from income to determine taxable income.

13.

Revenue

Market development fees of Rs. Nil, Rs. 89,597 and Rs. 460,900 for years 2006, 2007 and 2008 is included in the proprietary trading. This amount is earned for the efforts of the Company for development of securities market pursuant to an agreement.

14.

Sale of shares in exchange

The Company tendered for sale 10,000 shares of BSE on March 3, 2007. 9,123 shares were accepted and the sale was concluded in tranches from May 8 to 15, 2007. The net consideration received for the sale is Rs. 47,440 which resulted in a gain of Rs. 26,265. The Company continues to have trading rights in the BSE.

15.

Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2006	2007	2008	2008 US $
Domestic taxes
Current	18,233	60,523	155,415	3,883
Deferred	6,056	(4,414)	(3,623)	(91)
Aggregate taxes	24,289	56,109	151,792	3,792

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

Year ended March 31,	2006	2007	2008	2008 US $
Net income before taxes	77,233	185,736	408,193	10,199
Enacted tax rates in India	33.7%	33.7%	34.0%
Computed tax expense	25,996	62,518	138,744	3,466
Permanent differences	(11)	(22)	37,578	938
Rebate allowed under Indian Income tax act	(1,618)	(6,387)	(19,584)	(489)
Impact of different tax rate applicable on long term capital gain	-	-	(4,974)	(124)
Others	(78)	-	28	1
Income taxes recognized in the statement of income	24,289	56,109	151,792	3,792

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2007	2008	2008 US $
Deferred tax assets:
Provision for gratuity	247	613	15
Provision for doubtful debt	-	850	21
Deferred AMC charges	-	2,932	74
Others	80	979	24
Total deferred tax assets	327	5,374	134

Deferred tax liabilities:
Property and equipment	2,077	3,571	89
Revenue not recognized for tax purposes	70	-	-
Total deferred tax liabilities	2,147	3,571	89
Net deferred tax( liabilities)/Assets	(1,820)	1,803	45

The Company’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2005-06 and onwards. The Company continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

16.

Investments

Investments consist of:

As of March 31,	2007	2008	2008 US $
Investments accounted for by equity method	6,808	7,422	185
Investments carried at cost	3,823	3,823	96
Total	10,631	11,245	281

As part of its corporate strategy and in the normal course of its business, the Company makes investments in the equity of companies which are engaged in businesses similar to Company’s core business.

SAM Global holds 9,400 shares, representing 26.8% interest in Pullin Investment Private Limited ("Pullin"). The Company accounts for its share of equity in earnings/ (losses) of Pullin under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs 3,712.

SAM Global holds 12,000 shares, representing 26.8% interest in Abhichaya Investment Private Limited ("Abhichaya"). The Company accounts for its share of equity in earnings/ (losses) of Abhichaya under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 3,710.

SAM Global holds 460,000 shares, representing 5.2% interest in SMC Global Securities Limited (‘SMC Global”). The Company accounts for its investment in SMC Global under cost method of accounting. The equity shares of SMC Global are listed but not actively traded at stock exchanges therefore the market rate is not available. The carrying amount of investment is Rs. 3,823 as of March 31, 2007 and 2008.

17.

Derivatives and Risk Management

The Company enters into exchange traded derivative contracts for trading purposes.  The Company generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Company. As of March 31, 2007 and 2008, the Company had outstanding derivative contracts with notional amounts of Rs. 34,653 and Rs. 348,155, respectively. The notional amount of a derivative contract does not change hands; it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Company’s derivative contracts outstanding at March 31, 2007 and 2008 significantly exceeds the possible losses that could arise from such transactions. The fair values of outstanding derivative positions are as below:

As of March 31,	2007	2008	2008 US $
Derivative liabilities	275	9,370	234
Total	275	9,370	234

The Company receives collateral in connection with customer trades. Under the agreements with customers, the Company is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favour of bank and / or taking loan against the same. At March 31, 2007, the fair value of securities received as collateral under the agreements with customers was Rs. 588,586 and the fair value of the collateral that had been repledged was Rs. 27,951. At March 31, 2008, the fair value of securities received as collateral under the agreements with customers was Rs. 971,139 and the fair value of the collateral that had been repledged was Rs. 250,147.

(a)

Market Risk Arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Company's exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded on the balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Company manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties default is limited for the Company’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Company’s business also includes clearing and executing trades for the accounts of customers. As such, the Company guarantees to the respective clearinghouse its customers' performance under these contracts. The Company provides clearing services of futures and options to other brokers.

The Company may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Company requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Company of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Company adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

(c) Liquidity Risk

Liquidity risk relates to the Company’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Company’s financial resources, relative to its capital employed, and the liquid nature of most of the instruments traded, limit this risk. In addition, the Company maintains credit facilities with commercial banks. At March 31, 2007 and 2008, the Company, with certain limitations, had access to Rs. 9,189 and Rs. 78,137 in unutilized bank borrowings and Rs. Nil and Rs. 270,000 in unutilized bank guarantees.

(d)

Compliance, Legal and Operational risks

The Company operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Company operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Company’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Company would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Company’s financial statements.

See Note 28 (c) for an overview of pending regulatory and litigation matters.

18.

Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of SAM Global, and the amounts recognized in SAM Global’s balance sheets and statements of income.

As of March 31,	2006	2007	2008	2008 US $
Accumulated benefit obligation	353	618	807	20
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	330	667	970	24
Service cost	143	617	418	10
Interest cost	23	51	97	2
Actuarial loss/(gain)	171	(365)	1,227	31
Projected benefit obligation as of end of the year	667	970	2,712	67
Change in plan assets
Employer contribution	-	239	648	16
Fair value of plan assets as of end of the year	-	239	910	22
Funded status of plan	(667)	(731)	(1,802)	(45)
Accrued benefit cost	(667)	(731)	(1,802)	(45)

The components of net gratuity cost are reflected below:

Year ended March 31,	2006	2007	2008	2008 US $
Service cost	143	617	418	10
Interest cost	23	51	97	2
Amortization	171	(365)	1,227	31
Net gratuity costs	337	303	1,742	43

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2006, 2007 and 2008 are set out below:

Weighted-average assumptions used to determine benefit obligations:

Year ended March 31,	2006	2007	2008
Discount rate	8.0%	10.0%	8.0%
Long term rate of compensation increase	8.0% for first 5 years and 6.0% thereafter	8.0% for first 5 years and 6.0% thereafter	7.0%

Weighted-average assumptions used to determine net periodic benefit obligations:

Year ended March 31,	2006	2007	2008
Discount rate	8.0%	10.0%	8.0%
Long term rate of compensation increase	8.0% for first 5 years and 6.0% thereafter	8.0% for first 5 years and 6.0% thereafter	7.0%
Expected rate of return on assets	-	7.5%	8.0%

SAM Global expects to contribute Rs. 900 to its Gratuity plan during the year ending March 31, 2009. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2009	19
2010	25
2011	32
2012	92
2013	134
2014-2018	1,762

The group makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2008, allocation of plan assets between equity and debt is 60:40. The management of the company evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Company’s contribution towards the provident fund amounted to Rs. 924, Rs. 1,085 and Rs. 1,834 for the years ended March 31, 2006, 2007 and 2008 respectively.

19.

Payable to Broker Dealers and clearing organization

As of March 31,	2007	2008	2008 US $
Payable to clearing organizations	-	1,762	44
Commission payable	-	7,991	200
Total	-	9,753	244

20.

Accounts Payable,  Accrued Expenses and Other Liabilities

As of March 31,	2007	2008	2008 US $
Accrued expenses	2,629	19,262	481
Deferred AMC charges	-	8,627	216
Provision for stamp duty	191	97	2
Provision for gratuity	731	1,802	45
Total	3,551	29,788	744

21.

Collateral and Significant Covenants

Amounts that the Company has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2007	2008	2008 US $
Fixed deposits	141,125	186,125	4,651
Total	141,125	186,125	4,651

These fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

22.

Related Party Transactions

Significant related party transactions comprise of:

Year ended March 31,	2006	2007	2008	2008 US $
Services provided by SAM Global to:
Companies in which principal shareholders having not less than 10% shareholdings	6,396	8,511	2,103	53

Year ended March 31,	2006	2007	2008	2008 US $
Services received by SAM Global from:
Companies in which principal shareholders having not less than 10% shareholdings	-	-	1,204	30

       The balances receivable from and payable to related parties are as follows:

As of March 31,	2007	2008	2008 US $
Amounts due from related parties
Companies in which principal shareholders having not less than 10% shareholdings	67,087	612,827	15,313
Amounts due to related parties
Companies in which principal shareholders having not less than 10% shareholdings	341	17,237	431

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Company and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

23.

Segment

The Company follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. The Company operates in a single segment.

24.

Common Stock

The company has issued and allotted 1,730,026 common stock of face value Rs. 10 each at a premium of Rs. 139.7 to Millennium India Acquisition Company Inc., USA through private placement on preferential basis on January 21, 2008.

Incremental costs of Rs. 5,132 net of tax, directly attributable to the issue of new shares are deducted from additional paid in capital.

25.

Fair Value of Financial Instruments

Assets and liabilities for which fair value approximates carrying value: The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities: Fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings: The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

26.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Year ended March 31, (in %)	2006	2007	2008
Revenue from top two customers	4.5%	5.2%	2.5%
Revenue from top five customers	7.8%	7.6%	4.7%
Revenue from top ten customers	10.8%	10.4%	6.5%

27.

Dividend

Final dividend proposed by the Board of Directors is payable when formally declared by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

Dividend payable to equity shareholders are based on the net income available for distribution as reported in the Company’s financial statements prepared in accordance with accounting principles generally accepted in India (Indian GAAP).  Dividends are declared and paid in Indian rupees.  Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was Rs. 63,645, Rs 203,508 and Rs. 459,930 as of March 31, 2006, 2007 and 2008 respectively.

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the unconsolidated undistributed profits of previous fiscal years. Before declaring a dividend greater than 10.0% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10.0%, depending on the dividend percentage to be declared in such year.

28.

Commitments and Contingent Liabilities

a) Operating Leases

SAM Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to Rs. 1,813, Rs.1,588 and Rs. 7,702 on for the years ended March 31, 2006, 2007 and 2008 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2007 and 2008, guarantees of Rs 200,000 and Rs. 410,000 are provided by various banks to exchange clearing houses on behalf of the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

As of March 31, 2007 and 2008, the Company has provided corporate guarantees of Rs. 146,500 and Rs. 200,000 to banks for guarantees issued by banks for SMC Comtrade Limited to exchange clearing houses, in the ordinary course of business.

As of March 31, 2007 and 2008, the Company has provided corporate guarantees of Rs. 815,000 and Rs. 1,050,000 to banks for guarantees issued by banks for SMC Global Securities Limited to exchange clearing houses, in the ordinary course of business.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees, the commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount, The Company recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Company to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Company is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, certain of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Company’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. The Company establishes reserves for potential losses to the extent that such matters are probable and can be estimated, in accordance with SFAS 5, “Accounting for Contingencies.” As litigation and the resolution of regulatory matters are inherently unpredictable, the Company cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Company believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Company.

Show Cause Notice (“SCN”) dated November 23, 2004, December 6, 2004 and November 17, 2006 from SEBI

There was a sharp fall in the Indian stock market on May 17, 2004. SEBI alleged that sale transactions of SAM Global on this day had significant impact on lowering the price of significant number of the selected scrips and Nifty Futures on a large number of occasions and the sell orders placed by it appear to have added to the momentum of such fall and aggravated the market crisis.

In addition to the aforesaid allegations, SEBI has alleged certain other irregularities, pursuant to inspections conducted on SAM Global.

SEBI had asked the Company to show cause as to why appropriate action under SEBI Act and Regulations should not be taken against the Company.

The Company has submitted its response, denying the allegations. The Company has submitted that it has carried out bonafide transactions and followed rules and regulations in respect of dealings on May 17, 2004. There was no motive behind the Company’s transactions to artificially depress the prices of securities. The other irregularities alleged are not sustainable and even in cases when these exist; the lapses were nominal and administrative in nature. SEBI has not responded to the Company in this regard. The company filed an application for consent before SEBI in September 2007. The terms of consent proposes abatement of proceeding against the company on payment of specified monetary amount.

29.

Subsequent Events

a) The Board of Directors of the Company passed a resolution on April 18, 2008 for the amalgamation of SAM Global Securities Limited (“SAM”) with SMC Global Securities Limited (“SMC”). The Board of Directors of SMC also approved the resolution of amalgamation.

Under the scheme of amalgamation prepared under sections 391 and 394 and other applicable provisions of the Companies Act in India, the shareholders of SAM will receive one equity share of the face value of Rs. 10 each of SMC for every six fully paid up shares of SAM. The scheme will require approval of shareholders/creditors of companies, stock exchanges where the shares of the Company are listed, Securities and Exchange Board of India and other regulatory authorities. Under the Companies Act in India, the scheme will require the consent of High Court of Delhi in order to be effective.

b) The Company has issued and allotted 251,359 common stock of face value of Rs. 10 each at a premium of Rs. 467.1 to Bennett, Coleman & Co. Limited through private placement on preferential basis on May 5, 2008. Simultaneously, the Company entered into an advertising agreement with Bennett, Coleman & Co. under which it paid the amount received for shares as advance to be utilized against advertisements.